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                                                                    EXHIBIT 3.12

                                    BY-LAWS

                                      OF

                            C-ACQUISITION CO., INC.

                            A Delaware Corporation



                                   ARTICLE I

                                    Offices
                                    -------

          The corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices at other places, within and without the State of Delaware.



                                  ARTICLE II

                                 Stockholders
                                 ------------

          Section 1. Annual meetings of stockholders shall be held each year, on such dates and at such times and such places, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors.

          Section 2. Except as otherwise required by statute or the Certificate of Incorporation, special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board. Special meetings of stockholders shall be held on such dates and at such times and such places, within or without the State of Delaware, as shall be stated in the notices of such meetings. Notice of any special meeting shall state the purpose or purposes for which the meeting is to be held and no
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other business shall be transacted except as stated in such notice.

          Section 3. Written notice of all meetings of the stockholders shall be mailed to or delivered to each stockholder entitled to vote thereat at least ten, but not more than fifty, days prior to the meeting. Notice of any meeting shall state in general terms the purposes for which the meeting is to be held and no other business shall be transacted except as stated in such notice.

          Section 4. The holders of a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.

          Section 5. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of stockholders shall be decided by the vote of the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at such meeting and voting thereon, a quorum being present.

          Section 6. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of

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stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, or if less than all of said stockholders, but not less than those having at least the minimum voting power required to take corporate action under the provisions of the General Corporation Law, shall consent in writing to such corporate action, provided that prompt notice be given to all stockholders of the taking of such action without a meeting and by less than unanimous written consent.

          Section 7. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint two or more persons to act as inspectors, to receive, canvass and report the votes cast by the stockholders at such meeting.

          Section 8. The Chairman of the Board, or in his absence, the President, shall preside at all meetings of stockholders; and in their absence, the Board of Directors may appoint a person to act as chairman of the meeting.

          Section 9. The Secretary or an Assistant Secretary shall act as secretary at all meetings of stockholders; and in their absence, the chairman of the meeting shall appoint a person to act as secretary of the meeting.

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                                  ARTICLE III

                              Board of Directors
                              ------------------

          Section 1. The business and affairs of the Corporation shall be managed and controlled by the Board of Directors. The Board of directors shall consist of one or more directors, as may be fixed and from time to time increased or decreased by action of the Board of Directors or by the stockholders, but no decrease shall shorten the term of any incumbent director.

          Section 2. Any vacancies in the Board of Directors resulting from death, resignation, increase in the number of directors, or from any other reason whatsoever, may be filled by a vote of a majority of the directors then in office, although less than a quorum, or by vote of the stockholders. A director elected by the directors or stockholders to fill a vacancy shall hold office for the unexpired term of his predecessor.

          Section 3. Regular meetings of the Board of Directors, other than the annual meeting, shall be held at such times and places and on such notice, if any, as the Board of Directors may from time to time determine.

          Section 4. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the President upon a request in writing by any two directors. Notice shall be given of the time and place of each special meeting by mailing the same at least three days

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before the meeting or by telephoning, telegraphing or delivering personally the same at least one day before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

          Section 5. At meetings of the Board of Directors, the Chairman of the Board or, in his absence, the President, shall preside. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

          Section 6. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of committee, as the case may be, consent thereto in writing.

          Section 7. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting

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of such Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.



                                  ARTICLE IV

                                  Committees
                                  ----------

          Section 1. Except as otherwise provided by statute, the Board of Directors may designate from among its own members such committees as the Board may determine, to have such powers and duties as shall from time to time be prescribed by the Board.

          Section 2. A majority of the whole committee shall constitute a quorum for the transaction of business of any committee and may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors. The Board of Directors may discharge any committee or any member thereof either with or without cause at any time.


                                   ARTICLE V

                                   Officers
                                   --------

          Section 1. The Board of Directors shall elect the following executive officers: a Chairman of the Board of Directors, a President, a Secretary and a Treasurer, and such other officers as it may from time to time determine.

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          Section 2. The term of office of all officers shall be for one year and until their respective successors are elected and qualify. The Board of Directors may remove any officer either with or without cause. Vacancies in any office may be filled at any regular or special meeting of the Board.

          Section 3. The officers of the Corporation shall, unless otherwise ordered by the Board of Directors, each have such powers and duties as generally pertain to their respective offices, as well a such powers and duties as from time to time may be conferred by the Board of directors. The Chairman of the Board shall be the chief executive officer of the Corporation.

          Section 4. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like power upon any other person or persons.

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                                  ARTICLE VI

                                 Capital Stock
                                 -------------

          Section 1. Certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If certificates are signed by a transfer agent acting on behalf of the Corporation, and a registrar, the signatures of the officers of the Corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is delivered, it may be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue and delivery.

          Section 2. The Board of Directors shall have power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates of stock of any class or series and may require that stock certificates shall be countersigned and/or registered by one or more of such transfer agents and/or registrars.

          Section 3. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof in person or by his duly authorized

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attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

          Section 4. In case any certificate for the capital stock of the Corporation shall be lost, stolen or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it and/or to its transfer agent and/or registrar, if any, as shall be deemed necessary or advisable by it.

          Section 5. The Corporation shall be entitled to treat the holder of record of any share of shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

          Section 6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the

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purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.



                                  ARTICLE VII

                                Indemnification
                                ---------------

          Section 1. The Corporation shall indemnify to the full extent permitted by law any person who is or was made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or serves or served any other corporation or enterprise at the request of the corporation.



                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

          Section 1. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the year and state of incorporation.

          Section 2. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the Corporation.

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          Section 3. Any notice required to be given under the provisions of these By-Laws or otherwise may be waived by the stockholder, director, member of any committee or officer to whom such notice is required to be given before or after the meeting or other action of which notice was required to be given.



                                  ARTICLE IX

                                   Amendment
                                   ---------

          The Board of Directors shall have power to make, alter and repeal By-Laws of the Corporation by a vote of a majority of the whole Board at any regular of special meeting of the Board, subject to the power of the stockholders to alter or repeal the By-Law made or altered by the Board of Directors. The By-Laws may be altered or repealed by the stockholders by the vote of the holders of a majority of the outstanding shares entitled to vote thereon at any meeting, provided that notice of the proposed alteration or repeal shall have been given in the notice of such meeting of stockholders.

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